UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2015

THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Mountain View Road, Warren, New Jersey	07059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 903-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On December 22, 2015, The Chubb Corporation (“Chubb”) received a notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, regarding an anticipated blackout period for the Chubb Stock Fund and the Chubb ESOP Fund under The Capital Accumulation Plan of The Chubb Corporation (“CCAP”). The blackout period will be implemented in connection with the anticipated closing of Chubb’s previously announced merger (the “Merger”) with ACE Limited (“ACE”) in accordance with the Agreement and Plan of Merger, dated as of June 30, 2015, by and among ACE, William Investment Holdings Corporation, an indirect wholly owned subsidiary of ACE, and Chubb (the “Merger Agreement”).

The blackout period will be necessary to ensure that all transactions relating to Chubb common stock in the Chubb Stock Fund and the Chubb ESOP Fund under the CCAP are fully completed before the Effective Time (as defined in the Merger Agreement) of the Merger and the administrator of the CCAP can process the exchange of Chubb common stock for the merger consideration consisting of ACE common shares and cash. Participants in the CCAP have been advised that, if the Merger is completed as expected, there will be a blackout period wherein CCAP participants will be unable to direct or diversify investments in the Chubb Stock Fund and the Chubb ESOP Fund starting at 4:00 p.m. Eastern Time two business days before the expected closing date of the Merger. The blackout period is expected to end during the week following the closing date of the Merger. Because Chubb does not yet know the actual closing date of the Merger, it is unable to determine the exact dates for the blackout period at this time.

As a result of the foregoing, on December 23, 2015, in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Regulation BTR as promulgated by the Securities and Exchange Commission, Chubb sent a separate notice (“Notice”) to its directors and executive officers informing them of the blackout period and certain trading prohibitions that they will be subject to during the blackout period.

A copy of the Notice, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Notice Regarding Blackout Period and Regulation BTR Trading Restrictions dated December 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHUBB CORPORATION

Date: December 23, 2015	By:	/s/ Maureen A. Brundage
		Name:	Maureen A. Brundage
		Title:	Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

FILED ON DECEMBER 23, 2015

Exhibit No.	Description

99.1	Notice Regarding Blackout Period and Regulation BTR Trading Restrictions dated December 23, 2015